EXHIBIT

Board of Directors and Stockholders
W-J International, Ltd.
Paynesville, Minnesota


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation of our report dated November 21, 2000 appearing in this Annual Report on Form 10-KSB of W-J International, Ltd. for the year ended September 30, 2000.


Frieler, Habben & Company
November 21, 2000